UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2005

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-25051	74-2231986
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4295 San Felipe Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 693-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2005, Prosperity Bancshares, Inc., a Texas corporation (the “Company”), the parent company of Prosperity Bank, El Campo, Texas, acquired First Capital Bankers, Inc., a Texas corporation (“First Capital”), the parent company of FirstCapital Bank, SSB, Corpus Christi, Texas (“FC Bank”), pursuant to an Agreement and Plan of Reorganization dated as of October 25, 2004 (the “ Merger Agreement”). In connection with the acquisition, the Employment Agreement (the “Agreement”) previously entered into between the Company and Prosperity Bank, on the one hand, and D. Michael Hunter, on the other hand, became effective.

The Agreement is for an initial term of three years and provides that Mr. Hunter will serve as Vice Chairman of the Company. As disclosed below, Mr. Hunter has also been appointed as a director of the Company. The Agreement entitles Mr. Hunter to a base salary of $300,000, eligibility for bonuses in 2006, plus reimbursement of certain business expenses and participation in certain employee benefit plans and stock based compensation programs. The Agreement entitles Mr. Hunter to receive payment of his base salary for the remainder of the term of the Agreement upon the termination of his employment with Prosperity and/or Prosperity Bank for any reason other than cause, as a result of his death or disability or if he resigns for good reason (as defined in the Agreement).

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 1, 2005, pursuant to the terms of the Merger Agreement, First Capital merged with and into the Company (the “Company Merger”). Immediately after the Company Merger, First Capital’s wholly-owned subsidiary, FCB Holdings, Inc., merged with and into the Company’s wholly-owned subsidiary, Prosperity Holdings of Delaware, LLC and immediately thereafter, FC Bank merged with and into Prosperity Bank. In connection with the Company Merger, the Company issued approximately 5,079,015 shares of its common stock to First Capital shareholders in exchange for all outstanding shares of First Capital common stock. Additionally, all outstanding options to acquire shares of First Capital common stock were converted into options to acquire approximately 233,778 shares of Prosperity common stock. The press release issued by the Company announcing the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the terms of the Merger Agreement, effective at the effective time of the Company Merger, the Board of Directors of the Company increased its number of directors by two (2) and appointed D. Michael Hunter and S. Reed Morian, each of whom was a member of the board of directors of First Capital prior to the consummation of the Company Merger. Mr. Hunter was appointed as a Class I director and Mr. Morian was appointed as a Class II director, and each will be nominated for election at the Company’s 2005 annual meeting of shareholders. As of the date of this filing, neither Mr. Hunter nor Mr. Morian has been appointed to a committee of the Company’s Board of Directors, nor has it been determined when, if at all, any such appointment would be made.

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits.

The following materials are filed as exhibits to this Current Report on Form 8-K:

2.1	Agreement and Plan of Reorganization, dated as of October 25, 2004, by and between the Company and First Capital Bankers, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-121767)).

10.1	Employment Agreement between the Company, Prosperity Bank and D. Michael Hunter (incorporated herein by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-4 (Registration No. 333-121767)).

99.1	Press Release issued by the Company dated March 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC.
(Registrant)

Dated: March 4, 2005	By:	/S/ JAMES D. ROLLINS III
James D. Rollins III
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Reorganization, dated as of October 25, 2004, by and between the Company and First Capital Bankers, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-121767)).

10.1	Employment Agreement between the Company, Prosperity Bank and D. Michael Hunter (incorporated herein by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-4 (Registration No. 333-121767)).

99.1	Press Release issued by the Company dated March 1, 2005.